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                                                                    EXHIBIT 11


                       STAR BUFFET, INC. AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS
                                    PER SHARE

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
                                                        TWELVE WEEKS ENDED                FORTY WEEKS ENDED
                                                   ---------------------------     ----------------------------
                                                   NOVEMBER 1,     NOVEMBER 2,     NOVEMBER 1,     NOVEMBER 2,
                                                      1999            1998            1999            1998
                                                   -----------     -----------     -----------     -----------
BASIC EARNINGS PER SHARE:

Net Income                                         $    17,000     $   528,000     $ 1,615,000     $ 2,906,000
                                                   -----------     -----------     -----------     -----------

Weighted average number of common shares
outstanding during the period                        2,950,000       4,164,000       2,950,000       5,064,000
                                                   -----------     -----------     -----------     -----------

Basic Earnings per Share                           $      0.01     $      0.13     $      0.55     $      0.57
                                                   -----------     -----------     -----------     -----------

DILUTED EARNINGS PER SHARE

Net Income                                         $    17,000     $   528,000     $ 1,615,000     $ 2,906,000
                                                   -----------     -----------     -----------     -----------

Weighted average number of common
     shares outstanding during the period            2,950,000       4,164,000       2,950,000       5,064,000
                                                   -----------     -----------     -----------     -----------

Incremental common shares
     attributable to outstanding stock options               -               -               -               -
                                                   -----------     -----------     -----------     -----------
                                                     2,950,000       4,164,000       2,950,000       5,064,000

Diluted Earnings per Share                         $      0.01     $      0.13     $      0.55     $      0.57
                                                   -----------     -----------     -----------     -----------

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